KeyCorp Second Quarter 2017 Earnings Review July 20, 2017 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding notable items, including merger-related charges. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation or page 89 of our Form 10-Q dated March 31, 2017. GAAP: Generally Accepted Accounting Principles 2

Investor Highlights – 2Q17

Positive Operating Leverage

- **Positive operating leverage vs. PY (+10%)[a] and PQ (+2%)[a]**
- **Revenue growth reflects core business momentum and value from the First Niagara acquisition**
- **Achieved $400 MM in cost savings**
- **Cash efficiency ratio improved to 59%[a]; ROTCE of 13%[a]**

Strong Risk Management

- **Maintained credit discipline, strong asset quality**
- **NCOs to average loans of .31%**
- **Nonperforming loans down 12% from 1Q17; .59% of PE loans**

Disciplined Capital Management

- **Increased common dividend by 12%**
- **Repurchased $94 MM in common shares[c]**
- **No objection from the Federal Reserve on 2017 capital plan, which includes:**
  - Two common share dividend increases (up 11% in 4Q17 and an additional 14% in 2Q18, to $.12), subject to Board approval
  - Common share repurchase program of up to $800 MM

	Reported[b]	Adjusted for Notable Items[a]
Cash Efficiency	59.3%	59.4%
ROTCE	13.8%	12.9%
YoY Operating Leverage	+20%	+10%

2Q17 Notable Items

$ millions	Pre-tax Impact
Merchant services gain	$ 64
Purchase accounting finalization	43
Merger-related charges	(44)
Charitable contribution	(20)
Net impact of $43 MM, or $0.02 per share	

(a) Non-GAAP measure and excludes notable items (one-time gain in merchant services, purchase accounting finalization, merger-related charges and charitable contribution in 2Q17; merger-related charges in prior periods); see Appendix for detail on merger-related charges and reconciliations
(b) Non-GAAP measure: see Appendix for reconciliation
(c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans

3

Drivers of 2Q Results and Recent Investments

Investments in talent, products and capabilities driving growth

First Niagara

- **Strong client retention and deposit growth**
- **Achieved $400 MM in cost savings**
  - Plans to achieve incremental $50 MM by early 2018
- **Progress on revenue synergies**
  - Commercial mortgage banking, payments, residential mortgage

Fee-based Businesses

- **Investment banking and debt placement fees: record $575 MM (TTM)**
- **Cards and payments income: record $270 MM (TTM)**

Financial Wellness: HelloWallet

- **Acquired industry-leading personal finance software platform, a core component of Key's financial wellness offering**
  - Promotes and strengthens ability to support clients' financial wellness
  - Provides enhanced client insights and an improved ability to tailor recommendations

Merchant Services

- **Repositioned merchant services business**
  - Acquired remaining ownership from joint venture
  - Expands and deepens client base
  - Improves client experience

$400 million

First Niagara cost savings achieved



Investment Banking & Debt Placement Fees
(TTM)
3-yr. CAGR: +18%
$353
$575
2Q14
2Q15
2Q16
2Q17



Cards & Payments Income
(TTM)
3-yr. CAGR: +18%
$164
$270
2Q14
2Q15
2Q16
2Q17

TTM = Trailing twelve months

4

5 Financial Review

Financial Highlights

Continuing operations, unless otherwise noted

		2Q17	1Q17	2Q16	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .36	$ .27	$ .23	33 %	57 %
	Impact of notable items[(a),(b)] on EPS	.02	(.05)	(.04)		
	Cash efficiency ratio[(a)]	59.3 %	65.8 %	69.0 %	(650) bps	(970) bps
	Cash efficiency –excl. notable items[(a), (b)]	59.4	60.4	64.8	(100)	(540)
	Return on average tangible common equity	13.80	10.98	7.94	282	586
	ROTCE – excl. notable items[(a), (b)]	12.86	12.87	9.09	(1)	377
Capital[(c)]	Common Equity Tier 1[(a), (d)]	9.97 %	9.91 %	11.10 %	6 bps	(113) bps
	Tier 1 risk-based capital[(d)]	10.79	10.74	11.41	5	(62)
	Tangible common equity to tangible assets[(a)]	8.56	8.51	9.95	5	(139)
Asset Quality	NCOs to average loans	.31 %	.27 %	.28 %	4 bps	3 bps
	NPLs to EOP portfolio loans[(e)]	.59	.67	1.00	(8)	(41)
	Allowance for loan and lease losses to EOP loans	1.01	1.01	1.38	-	(37)

Cash Efficiency Ratio[(a)]

excl. notable items[(b)]



64.8%
64.9%
63.3%
60.4%
59.4%
2Q16
3Q16
4Q16
1Q17
2Q17

ROTCE[(a)]

excl. notable items[(b)]



9.1%
11.1%
12.5%
12.9%
12.9%
2Q16
3Q16
4Q16
1Q17
2Q17

NCOs to Avg. Loans



0.28%
0.23%
0.34%
0.27%
0.31%
2Q16
3Q16
4Q16
1Q17
2Q17

EOP = End of Period

(a) Non-GAAP measure: see Appendix for reconciliation

(b) Notable items include one-time gain in merchant services, purchase accounting finalization, merger-related charges and charitable contribution in 2Q17 and merger-related charges in prior periods; see Appendix for detail on merger-related charges

(c) From consolidated operations

(d) 6-30-17 ratios are estimated

(e) Nonperforming loan balances exclude $835 million, $812 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, and June 30, 2016, respectively

6

$0 $30 $60 $90 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $10 $20 $30 $40 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 7 Loans $ in billions Average Commercial & Industrial Loans Total Average Loans ConsumerCommercial $ in billions vs. Prior Year Highlights  Average loans up 41% from 2Q16 – Growth primarily reflects impact of FNFG – C&I continues to be a driver $87 $61 $33 $41 vs. Prior Quarter  Average loans up .4% from 1Q17  C&I growth (+2%) more than offset lower consumer loan balances – Strength in middle market lending – Consumer loans primarily reflect continued decline in the home equity portfolio

 Average deposit balances up .7% from 1Q17 – Core deposit growth in CDs, NOW and MMDA, partially offset by a decline in escrow deposits $30.7 $54.4 $6.9 $10.8 .00% .10% .20% .30% .40% .50% .60% .70% $25 $45 $65 $85 $105 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 8 2Q17 Average Deposit Mix  Average deposit growth of 39% from 2Q16 – Growth primarily reflects impact of FNFG – Core retail and commercial deposit growth Average Deposits(a) (a) Excludes deposits in foreign office (b) Consumer includes retail banking, small business, and private banking Cost of total deposits(a) CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits(a) Highlights Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter $103 60% 40% Commercial and corporate Consumer(b) $74 .19% .26%  Deposit cost up 3 bps from 1Q17 – Contractual commercial rate increases – Growth in higher-yielding deposit products

$92 2.76% 3.30% 2.97% 2.0% 2.5% 3.0% 3.5% 4.0% $0 $200 $400 $600 $800 $1,000 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 NIM Change vs. Prior Quarter 1Q17: 3.13% PAA finalization .14 Higher earning asset yields .06 PAA (2Q vs. 1Q) .01 Funding cost (.03) Loan fees (.01) Total change .17 2Q17: 3.30%  Net interest income up $11 MM from 1Q17, excl. PAA – Reflects higher earning asset yields, offset by funding cost and loan fees 9TE = Taxable equivalentPAA = Purchase accounting accretion (a) 3Q16 Net interest income included $6 million of merger-related charges; see Appendix for detail on merger-related charges Net interest income (TE), excl. PAA NIM (TE)  2Q17 net interest income includes $42 MM, or 14 bps, related to purchase accounting finalization  Excluding impact of PAA, 2Q17 net interest income was $887 MM and net interest margin was 2.97%  Net interest income up $282 MM from 2Q16, excl. PAA – Largely driven by the impact of FNFG, and higher earnings asset yields and balances Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $605 $987 (a) NIM (TE); excl. PAAx $53 $100 $19 2Q16 3Q16 4Q16 1Q17 2Q17 NIM – reported 2.76% 2.85% 3.12% 3.13% 3.30% PAA - .06 .19 .18 .19 PAA refinement/ finalization - - .11 - .14 NIM – excl. PAA 2.76 2.79 2.82 2.95 2.97 NII – reported ($MM) $ 605 $ 788 $ 948 $ 929 $ 987 PAA - 19 58 53 58 PAA refinement/ finalization - - 34 - 42 $37 MM related to contractual maturities; $21 MM related to prepayments  FNFG loan mark at 6/30/17: $345 MM ($274 MM purchased performing, $71 MM purchased credit impaired)  Purchased credit impaired accretable yield at 6/30/17: $137 MM

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	2Q17	vs. 2Q16	vs. 1Q17
Trust and investment services income	$ 134	$ 24	$ (1)
Investment banking and debt placement fees	135	37	8
Service charges on deposit accounts	90	22	3
Operating lease income and other leasing gains	30	12	7
Corporate services income	55	2	1
Cards and payments income	70	18	5
Corporate-owned life insurance	33	5	3
Consumer mortgage income	6	3	-
Mortgage servicing fees	15	5	(3)
Net gains (losses) from principal investing	-	(11)	(1)
Other income	85	63	54
Total noninterest income	**$ 653**	**$ 180**	**$ 76**
Notable items[a]	61	61	61
Total noninterest income, excluding notable items[b]	**$ 592**	**$ 119**	**$ 15**

Highlights

- **2Q17 notable items of $61 MM include: $64 MM one-time gain in merchant services and $(3) MM associated with purchase accounting finalization**

vs. Prior Year

- **Noninterest income up $119 MM from 2Q16, excl. notable items[(a),(b)]**
  - **Reflects the impact of FNFG, as well as business momentum**
  - **Strength in investment banking and debt placement fees from higher commercial mortgage banking, underwriting and advisory fees**

vs. Prior Quarter

- **Noninterest income up $15 MM from 1Q17, excl. notable items[(a),(b)]**
  - **Continued growth in fee-based businesses, including investment banking and debt placement fees and cards and payments income**
  - **Higher operating lease income and other leasing gains**

(a) Notable items include $64 MM one-time gain in merchant services and $(3) MM associated with purchase accounting finalization
(b) Non-GAAP measure

10

Noninterest Expense

Noninterest Expense

$ in millions *Up / (Down)*	2Q17	vs. 2Q16	vs. 1Q17
Personnel	$ 551	$ 124	$ (5)
Net occupancy	78	19	(9)
Computer processing	55	10	(5)
Business services, professional fees	45	5	(1)
Equipment	27	6	-
Operating lease expense	21	7	2
Marketing	30	8	9
FDIC assessment	21	13	1
Intangible asset amortization	22	15	-
OREO expense, net	3	1	1
Other expense	142	36	(11)
Total noninterest expense	**$ 995**	**$ 244**	**$ (18)**
Merger-related charges[a]	44	(1)	(37)
Other notable items[a]	16	16	16
Total noninterest expense, excluding notable items[a],(c)	**$ 935**	**$ 229**	**$ 3**

Highlights

- **Notable items:**

$ in millions	2Q17	2Q16	1Q17
Merger-related charges	$44	$45	$81
Charitable contribution[b]	20		
Purchase accounting finalization[b]	(4)		
	$60	$45	$81

- **Achieved $400 MM of annual run rate cost savings**

vs. Prior Year

- **Noninterest expense up $229 MM, excl. notable items[a],(c)**
  - Primarily reflects impact of FNFG
  - Higher incentive compensation (stronger capital markets performance)

vs. Prior Quarter

- **Noninterest expense up $3 MM, excl. notable items[a],(c)**
  - Reflects normal seasonal trends, including increased marketing

(a) Notable items of $60 MM in 2Q17 (merger-related charges, charitable contribution and purchase accounting finalization), $45 MM in 2Q16 (merger-related charges) and $81 MM in 1Q17 (merger-related charges); see Appendix for detail on merger-related charges
(b) Charitable contribution and the impact from finalization of purchase accounting in other expense
(c) Non-GAAP measure

11

$43 $66 $52 $66 .28% .31% .00% .20% .40% .60% .80% 1.00% $0 $30 $60 $90 $120 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $619 $507 1.00% .59% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 12 Nonperforming Loans(a) Net Charge-offs & Provision for Credit Losses NPLs NPLs to period-end loans NCOs Provision for credit losses NCOs to average loans $ in millions Credit Quality Highlights  Portfolios continue to perform well  Net loan charge-offs of $66 MM – 31 basis points of average loans, below targeted range  Nonperforming loans down 12% from 1Q17 and represent 59 bps of period-end loans Allowance for Loan and Lease Losses Allowance for loan and lease losses to NPLs Allowance for loan and lease losses $ in millions $854 $870 138% 172% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $ in millions (a) Nonperforming loan balances exclude $835 million, $812 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, and June 30, 2016, respectively

13  Strong capital position with Common Equity Tier 1 ratio of 9.97%(b) at 6/30/17  Increased common dividend 12% in 2Q17  Repurchased $94 MM(c) in common shares during 2Q17  No objection from the Federal Reserve on 2017 capital plan, which includes: − Two common share dividend increases (4Q17 and 2Q18), subject to Board approval − Common share repurchase program of up to $800 MM Tangible Common Equity to Tangible Assets(a) Highlights (a) Non-GAAP measure: see Appendix for reconciliation (b) 6-30-17 figures are estimated (c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 11.10% 9.97% 6.00% 8.00% 10.00% 12.00% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 9.95% 8.56% 0.00% 2.50% 5.00% 7.50% 10.00% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Common Equity Tier 1(a), (b) Capital

Outlook and Expectations

	FY 2017[a]
Average Balance Sheet	• Loans: low-end of \$87.0 B - \$88.0 B range for FY17 average balances • Deposits: FY17 average balances in the range of \$102.5 B - \$103.0 B
Net Interest Income	• Net interest income expected to be in the range of \$3.8 B - \$3.9 B – Reflects consistent decline in purchase accounting accretion (approx. \$100 MM remaining in 2H17) • Outlook includes no additional rate increases in 2017
Noninterest Income	• Expected to be in the range of \$2.35 B - \$2.45 B
Noninterest Expense	• Expected to be in the range of \$3.7 B - \$3.8 B – Includes impact of merchant services and HelloWallet
Credit Quality	• Net charge-offs to average loans below targeted range of 40 – 60 bps • Provision expected to slightly exceed net charge-offs to provide for loan growth
Taxes	• GAAP tax rate in the range of 26% - 28%

Long-term Targets

Positive operating leverage	***Cash efficiency ratio:*** *<60%*	***Moderate risk profile:*** *Net charge-offs to avg. loans targeted range of 40-60 bps*	***ROTCE:*** *13-15%*

(a) Guidance provided does not include merger-related charges

14

15 Appendix

2Q17 1Q17 4Q16 3Q16 2Q16 1Q16 4Q15 Net interest income - - - $ (6) - - - Operating lease income and other leasing gains - - - $ (2) - - - Other income - - $ 9 (10) - - - Noninterest income - - $ 9 $ (12) - - - Personnel expense $ 31 $ 30 $ 80 $ 97 $ 35 $ 16 - Net Occupancy $ (1) $ 5 $ 29 - - - - Business services and professional fees 6 5 22 $ 32 $ 5 $ 7 $ 5 Computer processing 2 5 38 15 - - - Marketing 6 6 13 9 3 1 - All other non-personnel - 30 25 36 2 - 1 Total non-personnel expense $ 13 $ 51 $ 127 $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 44 $ 81 $ 198 $ 207 $ 45 $ 24 $ 6 EPS impact $ (.03) $ (.05) $ (.11) $ (.14) $ (.04) $ (.02) - 16 FNFG Merger-related Charges $ in millions Increase / (Decrease)

Loan Portfolio Detail, at 6/30/17

Total Loans

$ in billions	6/30/17	% of total loans
Commercial and industrial	$ 40.9	47
Commercial real estate	17.0	20
Commercial lease financing	4.7	5
Total Commercial	$ 62.6	72
Residential mortgage	$ 5.5	6
Home equity	12.4	14
Consumer direct	1.8	2
Credit card	1.0	1
Consumer indirect	3.1	4
Total Consumer	$ 23.9	28

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Agriculture
Automotive
Business Products
Business Services
Construction
Consumer Discretionary
Consumer Services
Equipment
Finance
Healthcare
Materials/ Extraction
Media
Oil & Gas
Other
Public Sector
Real Estate
Technology
Transportation
Utilities

Home Equity

	Outstanding Balances		Average Loan Size	Average FICO	2008/ prior vintage
First lien	$ 7,356	59 %	$ 72,576	773	22 %
Second lien	5,049	41	46,407	769	38
Total home equity	**$ 12,405**				



Variable 56%
Fixed 44%

- Combined weighted-average LTV at origination: 71%
- $875 million in lines outstanding (7% of the total portfolio) come to end of draw period by 4Q19

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.2% of period-end balances[(a)]



Construction
Commercial mortgage
51%
87%
6/30/2007
6/30/2017

Tables may not foot due to rounding

(a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

17

18 Average Total Investment Securities Highlights Average AFS securities Investment Portfolio  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs; primarily fixed rate  Continue to position portfolio for regulatory liquidity requirements: – Reinvesting cash flows into High Quality Liquid Assets, including GNMA securities (49% of 2Q17 average balances)  Portfolio used for funding and liquidity management – Securities cash flows of $1.4 billion in 2Q17 and $1.5 billion in 1Q17 – Reinvested all of 2Q17 cash flows  Average portfolio life at 6/30/17 of 4.2 years (4.3 years at 3/31/17) (a) Yield is calculated on the basis of amortized cost (b) Includes end-of-period held-to-maturity and available-for-sale securities Average yield(a) Average HTM securities 2.06% .00% 1.00% 2.00% 3.00% 4.00% 5.00% $0.0 $10.0 $20.0 $30.0 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $28.5 $ in billions Securities to Total Assets(b) 19% 21% 10% 15% 20% 25% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 $19.2 2.02%

Interest Rate Risk Management

Naturally Asset Sensitive Balance Sheet with Relatively Short Duration[(a)]

Loans
$87 B



Fixed: 31%
1-mo. Libor: 44%
Other variable: 4%
Prime: 15%
3-mo. Libor: 6%

Deposits
$103 B



CDs: 11%
Noninterest-bearing: 31%
Interest-bearing, non-time: 59%

Investment Portfolio
$29 B



AFS: 63%
HTM: 37%

Primarily fixed rate
Average life: 4.2 yrs
2Q17 cash flows: $1.4 B

Actively Managing Rate Risk

- **Key manages interest rate risk through security purchases, debt issuance, and the use of swaps**
- **Swaps modify the rate characteristics of assets and liabilities**
  - $15.8 B of swaps for A/L management with 1.8 year WAM
  - $9.2 B of debt hedges
- **Modestly asset sensitive[(b)]**
  - NII impact of 1%-3% for a 200 bps increase over 12 months
    - Reflects a beta of 0% - 55% for deposit repricing for the first 25 bps change in rates and ~55% for the next 175 bps
    - Assumes replacement of swaps and securities cash flows

Flexibility to adjust rate sensitivity for changes in balance sheet growth/mix as well as interest rate outlook

Utilize Swaps to Achieve and Adjust Modest Asset Sensitivity

- **A/LM hedges aligned to floating rate LIBOR-based loans**
- **Short weighted average maturity of A/LM swaps**
  - Provides flexibility to reprice and adjust overall sensitivity
  - Fairly even pace of maturities ($2.8 B remaining in 2017)
- **Replacement swaps reflect forward curve at time of origination**

Swaps *($ in B)*	6/30/17 Notional Amt.	Wtd. Avg. Maturity (Yrs.)	Receive Rate	Pay Rate
A/L Management (receive fixed / pay variable)	$ 15.8	1.8	1.1%	1.1%
Debt	9.2	2.9	1.6	1.1
	$ 25	**2.2**	**1.3%**	**1.1%**



Size of swap portfolio:
Modeled asset sensitivity :
$9.2 B
$9.2
6-8%(b)
$25 B
$9.2
$15.8
1-3%(b)
6/30/17
$28.4 B
$9.2
$19.2
0%
Debt hedges
A/LM hedges

(a) Loan, deposit and investment portfolio balances reflect 6-30-17 period-end balances
(b) Simulation analysis for net interest income is described in Figure 34 of Key's 2016 Form 10-K

19

20 Credit Quality Trends Criticized Outstandings(a) to Period-end Total LoansDelinquencies to Period-end Total Loans (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $835 million, $812 million, $865 million, $959 million, and $11 million of purchased credit impaired loans at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively 30 – 89 days delinquent 90+ days delinquent .33% .39% .11% .10% .00% .25% .50% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3.6% 3.1% .0% 2.0% 4.0% 6.0% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 Metric(b) 2Q17 1Q17 4Q16 3Q16 2Q16 Delinquencies to EOP total loans: 30-89 days .39% .36% .47% .37% .33 % Delinquencies to EOP total loans: 90+ days .10 .09 .10 .06 .11 NPLs to EOP portfolio loans(c) .59 .67 .73 .85 1.00 NPAs to EOP portfolio loans + OREO + Other NPAs(c) .64 .72 .79 .89 1.03 Allowance for loan losses to period-end loans 1.01 1.01 1.00 1.01 1.38 Allowance for loan losses to NPLs 171.6 151.8 137.3 119.6 138.0 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	6/30/17	2Q17	2Q17	2Q17	6/30/17	6/30/17	6/30/17	6/30/17
Commercial and industrial[a]	$ 40,914	$ 40,666	$ 38	.37%	$ 178	$ 528	1.29%	296.63%
Commercial real estate:								
Commercial Mortgage	14,813	15,096	3	.08	34	144	.97	423.53
Construction	2,168	2,204	-	-	4	28	1.29	700.00
Commercial lease financing[e]	4,737	4,690	1	.09	11	40	.84	363.64
Real estate – residential mortgage	5,517	5,509	3	.22	58	9	.16	15.52
Home equity	12,405	12,473	4	.13	208	42	.34	20.19
Credit cards	1,049	1,044	10	3.84	2	44	4.19	N/M
Consumer direct loans	1,755	1,743	6	1.38	2	25	1.42	N/M
Consumer indirect loans	3,145	3,077	1	.13	10	10	.32	100.00
Continuing total[f]	**$ 86,503**	**$ 86,502**	**$ 66**	**.31%**	**$ 507**	**$ 870**	**1.01%**	**171.60%**
Discontinued operations	1,436	1,459	2	.55	5	21	1.46	420.00
Consolidated total	**$ 87,939**	**$ 87,961**	**$ 68**	**.31%**	**$ 512**	**$ 891**	**1.01%**	**174.02%**

N/M = Not meaningful

(a) 6-30-17 ending loan balance includes $118 million of commercial credit card balances; average loan balance includes $117 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 6-30-17 NPL amount excludes $835 million of purchased credit impaired loans
(d) 6-30-17 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $47 million at June 30, 2017. Principal reductions are based on the cash payments received from these related receivables.
(f) 6-30-17 ending loan balance includes purchased loans of $17.8 billion, of which $835 million were purchased credit impaired

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GAAP to Non-GAAP Reconciliation 22 (a) For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, intangible assets exclude $33 million, $38 million, and $36 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus. (c) June 30, 2017, amount is estimated. Three months ended 6-31-17 3-31-17 6-30-16 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $15,253 $14,976 11,313$ Less: Intangible assets (a) 2,866 2,751 1,074 Preferred Stock (b) 1,009 1,009 281 Tangible common equity (non-GAAP) $11,378 $11,216 9,958$ Total assets (GAAP) $135,824 $134,476 101,150$ Less: Intangible assets (a) 2,866 2,751 1,074 Tangible common equity to tangible assets ratio (non-GAAP) $132,958 $131,725 100,076$ Tangible common equity to tangible assets ratio (non-GAAP) 8.56% 8.51% 9.95% Common Equity Tier 1 at period end Key shareholders' equity (GAAP) $15,253 $14,976 11,313$ Less: Preferred Stock (b) 1,009 1,009 281 Common Equity Tier 1 capital before adjustments and deductions 14,244 13,967 11,032 Less: Goodwill, net of deferred taxes 2,417 2,379 1,031 Intangible assets, net of deferred taxes 252 194 30 Deferred tax assets 11 11 1 Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes (144) (179) 129 Accumulated gains (losses) on cash flow hedges, net of deferred taxes (64) (76) 77 Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes (334) (335) (362) Total Common Equity Tier 1 capital (c) 12,106$ 11,973$ 10,126$ Net risk-weighted assets (regulatory) (c) 121,484$ 120,852$ 91,195$ Common Equity Tier 1 ratio (non-GAAP) (c) 9.97% 9.91% 11.10% Notable Items Merger-related charges (44)$ (81)$ (45)$ Unwind of merchant services joint venture 64 - - Purchase accounting refinement, net 43 - - Charitable contribution (20) - - Total notable items 43$ (81)$ (45)$ Income taxes 16 (30) (17) Total notable items after tax 27$ (51)$ (28)$ Pre-provision net revenue excluding notable items Net interest income (GAAP) 973$ 918$ 597$ Plus: Taxable-equivalent adjustment 14 11 8 Noninterest income 653 577 473 Less: Noninterest expense 995 1,013 751 Pre-provision net revenue from continuing operations 645$ 493$ 327$ Plus: Notable items (43) 81 45 Pre-provision net revenue from continuing operations excluding notable items (non-GAAP) 602$ 574$ 372$ $ in millions

GAAP to Non-GAAP Reconciliation (continued)

$ in millions	Three months ended 6-30-17	3-31-17	12-31-16	9-30-16	6-30-16
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 15,200	$ 15,184	$ 14,901	$ 13,552	$ 11,147
Less: Intangible assets (average) [(a)]	2,756	2,772	2,874	2,255	1,076
Preferred Stock (average)	1,025	1,480	1,274	648	290
Average tangible common equity (non-GAAP)	$ 11,419	$ 10,932	$ 10,753	$ 10,649	$ 9,781
Return on average tangible common equity from continuing operations					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 393	$ 296	$ 213	$ 165	$ 193
Plus: Notable items, after tax	(27)	51	124	132	28
Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items	$ 366	$ 347	$ 337	$ 297	$ 221
Average tangible common equity (non-GAAP)	11,419	10,932	10,753	10,649	9,781
Return on average tangible common equity from continuing operations (non- GAAP)	13.80%	10.98%	7.88%	6.16%	7.94%
Return on average tangible common equity from continuing operations excl. notable items (non- GAAP)	12.86%	12.87%	12.47%	11.22%	9.09%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 995	$ 1,013	$ 1,220	$ 1,082	$ 751
Less: Intangible asset amortization	22	22	27	13	7
Adjusted noninterest expense (non-GAAP)	$ 973	$ 991	$ 1,193	$ 1,069	$ 744
Less: Notable items [(b)]	60	81	207	189	45
Adjusted noninterest expense excluding notable items (non-GAAP)	$ 913	$ 910	$ 986	$ 880	$ 699
Net interest income (GAAP)	$ 973	$ 918	$ 938	$ 780	$ 597
Plus: Taxable-equivalent adjustment	14	11	10	8	8
Noninterest income	653	577	618	549	473
Total taxable-equivalent revenue (non-GAAP)	$ 1,640	$ 1,506	$ 1,566	$ 1,337	$ 1,078
Plus: Notable items [(c)]	(103)	-	(9)	18	-
Adjusted total taxable-equivalent revenue excl. notable items (non-GAAP)	$ 1,537	$ 1,506	$ 1,557	$ 1,355	$ 1,078
Cash efficiency ratio (non-GAAP)	59.3%	65.8%	76.2%	80.0%	69.0%
Cash efficiency ratio excluding notable items (non-GAAP)	59.4%	60.4%	63.3%	64.9%	64.8%

	Three months ended			Change 2Q17 vs.	
Operating Leverage excluding notable items	2Q17	1Q17	2Q16	1Q17	2Q16
Total revenue (TE)	$ 1,640	$ 1,506	$ 1,078		
Less: Notable items [(c)]	103	-	-		
Total revenue (TE) excluding notable items	1,537	$ 1,506	$ 1,078	2.1%	42.6%
Noninterest expense	$ 995	$ 1,013	$ 751		
Less: Notable items [(b)]	60	81	45		
Noninterest expense excluding notable items	$ 935	$ 932	$ 706	.3%	32.4%
Operating leverage excluding notable items (non-GAAP) [(d)]				1.8%	10.2%

(a) For the three months ended June 30, 2017, March 31, 2017, and June 30, 2016, average intangible assets exclude $36 million, $40 million, and $38 million, respectively, of average purchased credit card receivables

(b) Notable items for the three months ended June 30, 2017, includes $44 million of merger-related expense, $20 million charitable contribution, and a credit of $4 million related to purchase accounting finalization; notable items in prior periods are comprised of merger-related charges

(c) Notable items for the three months ended June 30, 2017, includes $64 million related to the merchant services gain and $39 million related to purchase accounting finalization; notable items in prior periods are comprised of merger-related charges

(d) Operating leverage excluding notable items is calculated as the difference in the change in total revenue (TE) excluding notable items from the change in noninterest expense excluding notable items

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